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                                                                 Exhibit (23)(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-8; No. 333- ) pertaining to the Harris Corporation Stock Incentive Plan of our report dated July 27, 1995, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

Orlando, Florida
July 11, 1996